Exhibit 10.2
THIS WARRANT, AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. MOUNTAIN TIME ON THE DATE THAT IS THE ONE YEAR ANNIVERSARY OF THE EFFECTIVE DATE OF THE INITIAL REGISTRATION STATEMENT (THE “EXPIRATION DATE”).

No. SA – 07-01	May 25, 2007
CANYON RESOURCES CORPORATION
SERIES A WARRANT TO PURCHASE COMMON STOCK
     THIS CERTIFIES THAT, for value received, ___ (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Canyon Resources Corporation, a Delaware corporation (the “Company”), at any time beginning November 25, 2007 and not later than 5:00 P.M., Mountain time, on the Expiration Date (as defined above) (the “Exercise Period”), at an exercise price per share initially equal to $0.64 (the exercise price in effect being herein called the “Warrant Price”), ___ shares (“Warrant Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. Notwithstanding any other provision hereof, the Company, in its sole discretion, may reduce the Warrant Price at any time and for such periods of time as the Company deems advisable.
     Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder. The Company may deem and treat the registered holder of the Warrant as the absolute owner hereof for the purpose of any exercise or any distribution to such holder and for all other purposes, absent actual notice to the contrary.
     Section 2. Exercise of Warrant. (a) Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time during the Exercise Period upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the Warrantholder shall have delivered evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days (the “Delivery Date”), after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which national banks in Colorado are open for the general transaction of business.
          (b) Removal of Legends Upon Exercise. Certificates evidencing the Warrant Shares shall not contain any legend if issued, (i) following any sale of such Warrant Shares while a registration statement covering the resale of such Warrant Shares is effective under the Securities Act of 1933, as amended (the “Act”), (ii) following any sale of such Warrant Shares pursuant to Rule 144, (iii) if such Warrant Shares are eligible for sale under Rule 144(k) or (iv) if such legend is not required under applicable requirements of the Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue a legal opinion or instruction letter to the Company’s transfer agent promptly after the date on which the registration statement is declared effective (the “Effective Date”) if such legal opinion or instruction letter is required by the Company’s transfer agent to effect the removal of the legend hereunder. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 2(b), it will, no later than the Delivery Date following the delivery by a Warrantholder to the Company’s transfer agent of a certificate representing the Warrant Shares or an affidavit or other evidence reasonably satisfactory to the Company of the loss or destruction of such certificate or warrant, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Warrantholder a certificate representing such Warrant Shares, as the case may be, that is free from all restrictive and other legends.
          (c) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Warrantholder, if the Company fails to cause its transfer agent to transmit to the Warrantholder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Delivery Date, and if after such date the Warrantholder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Warrantholder of the Warrant Shares which the Warrantholder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Warrantholder the amount by which (x) the Warrantholder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock that the Company was required to deliver to the Warrantholder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Warrantholder, either reinstate the portion of the Warrant and equivalent number of shares of Common Stock for which such exercise was not honored or deliver to the Warrantholder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Warrantholder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Warrantholder $1,000. The Warrantholder shall provide the Company written notice indicating the amounts payable to the Warrantholder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Warrantholder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.
          (d) Notwithstanding anything herein to the contrary, in no event shall the Warrantholder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Warrantholder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Warrant or the unexercised or unconverted portion of any other security of the Warrantholder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Warrantholder and its Affiliates of more than 9.99% of the then outstanding shares of Common Stock. As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Act. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.
     Section 3. Redemption of Warrant. At any time after November 24, 2007, the Company shall have the option to redeem this Warrant, in whole or in part (a “Redemption”), at a price of $0.01 per Warrant Share, in accordance with and governed by the following:
          (a) The Company’s right to exercise the Redemption shall commence after the Company’s Common Stock has had a closing price as reported on a national exchange or national quotation system greater than one hundred twenty-five percent (125%) of the closing price on the date of issuance of this Warrant for ten (10) consecutive trading days.
          (b) The Company shall exercise a Redemption by giving to the Warrantholder a written notice (the “Redemption Notice”) at least ten (10) trading days prior to the date of Redemption and requesting the surrender of such number of Warrants subject to the Redemption. Nothing herein shall restrict the Warrantholder’s right to exercise the Warrant from the date of the Redemption Notice through the date of Redemption.
          (c) Upon receipt of the surrendered Warrants subject to the Redemption Notice, the Company shall make payment to the Warrantholder by cash, certified check or wire transfer of funds equal to the number of Warrant Shares underlying the surrendered Warrants multiplied by $0.01 per Warrant Share within ten (10) trading days of receipt.
          (d) Unless otherwise agreed to by the Warrantholder, a Redemption Notice must be given to all warrantholders who receive Series A Warrants similar to this Warrant (in terms of exercise price and other principal terms) issued on or about the same date as this Warrant, in proportion to the amounts of Common Stock which may be purchased by the respective warrantholders in accordance with the respective warrants held by each. Any Redemption Notice in violation of this Section 3(d) shall be null and void.
          (e) Notwithstanding the foregoing to the contrary, the Company may only issue a Redemption Notice and effect a Redemption under this Section 3 provided that (i) the Initial Registration Statement (as defined in the Subscription Agreement (as defined in Section 13 hereof)) is then in effect and has been effective, without lapse or suspension of any kind, for a period of twenty (20) consecutive calendar days, (ii) trading in the Common Stock shall not be suspended by the Securities and Exchange Commission or the American Stock Exchange (or other exchange or market on which the Common Stock is trading) at the time thereof, (ii) the Company is in material compliance with the terms and conditions of this Warrant and the Subscription Agreement, and (iv) the Initial Registration Statement is in effect from the date of delivery of the Redemption Notice until the date of Redemption
     Section 4. Compliance with the Securities Act of 1933. The Company shall cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.
     Section 5. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.
     Section 6. Reservation of Common Stock. The Company hereby represents and warrants that there has been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 6, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.
     Section 7. Adjustments. Subject and pursuant to the provisions of this Section 7, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.
          (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding Common Stock into a smaller number of shares or issue by reclassification of its outstanding Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising this Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if this Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.
          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.
          (c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 7(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock immediately prior to such payment date, less the aggregate fair market value (as determined by the Company’s Board of Directors in good faith) of such assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the shares of Common Stock are then listed on a national stock exchange, the Market Price shall be the average of the closing sale price of the Common Stock on such exchange on the twenty (20) trading days prior to the Valuation Date, provided that if the Common Stock has not traded in the prior twenty (20) trading sessions, the Market Price shall be the average closing sale price of the Common Stock in the most recent twenty (20) trading sessions during which the Common Stock has traded; (b) if the shares of Common Stock are then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the Market Price shall be the average of the closing sale price of the Common Stock on Nasdaq, the Bulletin Board or such other exchange or association on the twenty (20) trading days prior to the Valuation Date, provided that if the Common Stock has not traded in the prior twenty (20) trading sessions, the Market Price shall be the average closing sale price of the Common Stock in the most recent twenty (20) trading sessions during which the Common Stock has traded; or (c) if the shares of Common Stock are not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of the Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company. If the shares of Common Stock are not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of the Common Stock as determined by the Board of Directors of the Company. Such adjustment shall be made successively whenever such a payment date is fixed.
          (d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution referred to in paragraph (c)

hereof and immediately after the effective date of each other event referred to in paragraphs (a) or (b) hereof which requires an adjustment.
          (e) Notwithstanding any provision herein to the contrary, no adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Warrant Price; provided, however, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.
          (f) In the event that, as a result of an adjustment made pursuant to this Section 7, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.
     Section 8. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 8, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share on the date of exercise.
     Section 9. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.
     Section 10. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.
     Section 11. Identity of Transfer Agent. The Transfer Agent for the Common Shares is Computershare Trust Company, Inc. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.
     Section 12. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described on the earlier of (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or electronic mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier, and (v) upon actual receipt by the party to whom the notice is required to be given. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten (10) days’ advance written notice to the other:
If to the Company:
Canyon Resources Corporation
14142 Denver West Parkway; Suite 250
Golden, CO 80401
Attn: James K. B. Hesketh
Fax: (303) 279-3772
With a copy to:
Hogan & Hartson L.L.P.
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, CO 80202
Attn: Richard J. Mattera
Fax: (303) 899-7333
     Section 13. Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the Common Stock issuable upon the exercise of this Warrant as provided in that certain Subscription Agreement, dated as of even date hereof, by and between the Company and the Warrantholder (the “Subscription Agreement”), and any subsequent Warrantholder may be entitled to such rights.
     Section 14. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.
     Section 15. Assignment. The Warrantholder may transfer its rights hereunder, in whole or in part, to any other person provided that written notice is given to the Company of any such transfer and such transfer is in accordance with applicable law and the legends contained on the face page of this Warrant. Upon surrender of the Warrant, together with delivery of the duly executed Warrant assignment form attached hereto as Appendix B (the “Assignment Agreement”), of a transfer of any portion of this Warrant in accordance with the preceding sentence, the Company shall promptly deliver to a transferee a Warrant in the form hereof exercisable for the number of Warrant Shares the right of which to purchase has been transferred.

Notwithstanding anything contained herein to the contrary, the Warrantholder that is a corporation, a partnership or a limited liability company, may not distribute any portion of this Warrant to its respective shareholders, partners or members.
     Section 16. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Colorado, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of Colorado located in Denver County and the United States District Court for the District of Colorado for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
     Section 17. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.
     Section 18. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the then current Warrantholder, and such change, waiver, discharge or termination shall be binding on all future Warrantholders.
     Section 19. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the Company has caused this Series A Warrant to be duly executed, as of the 25th day of May, 2007.

CANYON RESOURCES CORPORATION
By:
Name:	James K. B. Hesketh
Title:	President and CEO

Signature Page to Series A Warrant

APPENDIX A
ELECTION TO PURCHASE
     The undersigned hereby irrevocably elects to exercise Series A Warrants represented by this Series A Warrant and to purchase ___ shares of Common Stock of Canyon Resources Corporation upon the exercise of such Series A Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:

(Name)

(Address, Including Zip Code)

(Social Security or Tax Identification Number)

DELIVER TO:

(Name)

(Address, Including Zip Code)
     In payment of the purchase price for Common Stock of Canyon Resources Corporation the undersigned hereby (a) tenders payment of $           in accordance with Section 2(a) of the Warrant. If the number of Warrant Shares hereby exercised is fewer than all the Warrant Shares represented by this Warrant, the undersigned requests that a new Warrant representing the number of full Warrant Shares not exercised to be issued and delivered as set forth below, in accordance with Section 2(a) of the Warrant:
Name of Holder or Assignee:
                      (Please Print)

Address:

Signature:                                          DATED:                                            , 20
(Signature must conform in all respects to name of holder as specified on the fact of this Series A Warrant)
Signature Guaranteed:

APPENDIX B
ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within the Series A Warrant, with respect to the number of Warrant Shares set forth below:

Name of Assignee	Address	Number of Warrant Shares	Taxpayer Identification Number
and does hereby irrevocably constitute and appoint                                          , Attorney, to make such transfer on the Warrant Register maintained at the principal office of the Company with full power of substitution in the premises.
Signature:                                           DATED:                      , 20
(Signature must conform in all respects to name of holder as specified on the fact of this Series A Warrant)
Signature Guaranteed:

Schedule of Series A Warrants

Name of Warrantholder	Number of Shares Underlying Series A Warrants
Crescent International Ltd.	178,253
Xodarap Partners, LLC	111,408
CGM C/F Ronald I Heller IRA	111,408
Heller Capital Investments, LLC	222,817
Iroquois Master Fund Ltd.	222,817
Robert Kalman	11,141
Hedgehog Capital LLC	445,633
Lloyd I. Miller Trust A4	339,795
MilFam I, L.P.	339,795
Otago Partners, LLC	89,127
Rudolf J. Mueller	133,690
Kuhns Brothers, Inc.	132,353
Gregory C. Dryer	198,529
Total	2,536,766